UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

GMAC INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3754	38-0572512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Renaissance Center P.O. Box 200 Detroit, Michigan 48265-2000
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 710-4623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

GMAC Inc. (“GMAC”) has filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to change the corporate name from GMAC Inc. to “Ally Financial Inc.”.  This change will also be reflected in updated bylaws (the “Bylaws” and together with the Charter Amendment, the “Amended Governing Documents”).  The changes reflected in the Amended Governing Documents are effective May 10, 2010.

Copies of the Amended Governing Documents are included as Exhibit 3.1 and Exhibit 3.2 hereto, and are incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The information set forth under “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated herein by reference.  GMAC stockholders collectively holding 598,412 shares of GMAC common stock, which constitutes approximately 75% of all issued and outstanding GMAC common stock, approved by written consent the Amended Governing Documents on May 3, 2010.  Of the consents requested, none were withheld and there were no abstentions.

Item 9.01    Financial Statements and Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of GMAC Inc., dated as of May 4, 2010
3.2	Bylaws of Ally Financial Inc., dated as of May 10, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date May 7, 2010

GMAC INC.

By:	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of GMAC Inc., dated as of May 4, 2010
3.2	Bylaws of Ally Financial Inc., dated as of May 10, 2010

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